UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2016

GOPRO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36514	77-0629474
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
3000 Clearview Way, San Mateo, California 94402
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 332-7600

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Form 8-K/A is filed as an amendment (“Amendment No. 1”) to the Current Report on Form 8-K filed by GoPro Inc. (the “Company”) under Items 2.02, 5.02 and 9.01 on February 3, 2016 (the “Original 8-K”). Amendment No. 1 is being filed to update certain of the Business Outlook information included in Exhibit 99.1 in Item 9.01 of the Original 8-K to conform to the press release issued by the Company on February 3, 2016 to report its financial results for its fourth quarter and full year ended December 31, 2015. There have been no changes to the text included under Items 2.02, 5.02 and 9.01. Attached is a corrected version of Exhibit 99.1.

Item 2.02 Results of Operations and Financial Condition
On February 3, 2016, GoPro, Inc. (the “Company”) issued a press release to report its financial results for its fourth quarter and full year ended December 31, 2015.
A copy of the press release is furnished as Exhibit 99.1 to this report.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to this or such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 3, 2016, the Company announced that Jack Lazar, the Company’s Chief Financial Officer, will leave the Company and retire, effective March 11, 2016.
The Company also announced that Brian McGee will succeed Mr. Lazar as the Company’s Chief Financial Officer, effective March 11, 2016.
Mr. McGee, 56, has served as the Company’s Vice President of Finance since September 2015, which includes responsibility for financial planning, tax, treasury and risk management. From May 2011 to to September 2015, Mr. McGee served in various positions at Qualcomm, most recently as the Vice President, Business Operations. Prior to Qualcomm, Mr. McGee was at Atheros Communications from December 2009 to May 2011 as the Vice President, General Manager Global Powerline Business. Atheros Communications was acquired by Qualcomm in May 2011. Prior to Atheros Communications, from January 2007 to December 2009, Mr. McGee was the Senior Vice President, Chief Financial Officer and Treasurer, at Intellon, a publicly traded fabless semiconductor company that was acquired by Atheros Communications in December 2009. From 2003 to 2006, Mr. McGee was Vice President Finance and Chief Financial Officer of Lexar, a publicly traded maker of digital media storage. Mr. McGee holds a B.S in Finance from California Polytechnic State University (1983) and a Certificate in Management Accounting (1989).
In connection with his appointment as Chief Financial Officer, Mr. McGee’s annual salary will increase to $350,000 and he will be eligible to receive an annual discretionary bonus of up to 75% of his pro-rated salary.  In addition, the Company has made him an additional equity grant of 86,800 stock options and 40,000 restricted stock units (“RSUs”) under the Company’s 2014 Equity Incentive Plan and subject to the standard terms and conditions of the Company’s form of stock option agreement and RSU agreement.  Pursuant to his original offer letter entered into in connection with his employment as the Company’s Vice President of Finance, Mr. McGee received a grant of 30,000 stock options and 15,000 RSUs in October 2015.
The Company has entered into a Change in Control Severance Agreement with Mr. McGee in the form filed as Exhibit 10.09 to the Company’s Annual Report on Form 10-K filed February 20, 2015. The agreement provides that in the event of a qualified termination within three months preceding or 12 months following a change in control, Mr. McGee shall be entitled to (i) receive 12 months of his base salary and 100% of his target annual bonus and (ii) acceleration in full of all of his then outstanding and unvested equity awards.
The Company has entered into an indemnity agreement with Mr. McGee in the form filed as Exhibit 10.01 to the Company’s Annual Report on Form 10-K filed February 20, 2015.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Document
99.1	Press Release of GoPro, Inc. dated February 3, 2016 to report its financial results for its fourth quarter and full year ended December 31, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GoPro, Inc.
(Registrant)

Dated: February 4, 2016	By: /s/ Jack Lazar
Jack Lazar Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit Number	Description of Document
99.1	Press Release of GoPro, Inc. dated February 3, 2016 to report its financial results for its fourth quarter and full year ended December 31, 2015